As filed with the Securities and Exchange Commission on February 9, 2009

Registration Nos. 33-34694

333-25945

33-59739

333-77125

333-88912

333-101524

333-119308

333-134592

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 33-34694)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-25945)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 33-59739)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-77125)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-88912)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-101524)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-119308)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-134592)

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland*	98-0607469
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Perryville Corporate Park

Clinton, New Jersey 08809-4000

(Address of Principal Executive Offices)

*                 Maintains its registered offices at c/o Bär & Karrer, Baarerstrasse 8, CH-6301 Zug, Switzerland, and its principal executive offices at Perryville Corporate Park, Clinton, New Jersey 08809-4000

Foster Wheeler Inc. Directors’ Stock Option Plan

1995 Stock Option Plan of Foster Wheeler Inc.

Stock Option Agreement Between

Foster Wheeler Inc. and Raymond J. Milchovich

dated October 22, 2001 and September 24, 2002

2004 Stock Option Plan

Foster Wheeler Ltd. Omnibus Incentive Plan

(Full Title of the Plans)

Peter J. Ganz
Executive Vice President, General Counsel and Secretary
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tracy Kimmel
Adam M. Freiman
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
(212) 556-2100

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Registered Shares, par value CHF 3.00 per share	(1)	(1)	(1)	(1)

(1)                                  No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration Statements on Form S-8 (File Nos. 33-34694, 333-25945, 33-59739, 333-77125, 333-88912, 333-101524, 333-119308 and 333-134592). Therefore, no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Foster Wheeler AG, a Swiss corporation (the “Company”), as successor issuer to Foster Wheeler Ltd., a company incorporated under the laws of Bermuda (“Foster Wheeler-Bermuda”).  Pursuant to a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”), on February 9, 2009 all of the previously outstanding common shares of Foster Wheeler-Bermuda were cancelled and each holder of cancelled Foster Wheeler-Bermuda common shares received registered shares of the Company (or cash in lieu of any fractional shares).  As a result of the Scheme of Arrangement, Foster Wheeler-Bermuda became a wholly-owned subsidiary of the Company.  In connection with the Scheme of Arrangement, the Company assumed Foster Wheeler-Bermuda’s existing obligations in connection with awards granted under Foster Wheeler-Bermuda’s incentive plans and other similar employee awards and amended such plans and awards as necessary to provide for the issuance of the Company’s registered shares rather than the common shares of Foster Wheeler-Bermuda upon the exercise of awards.  This Post-Effective Amendment pertains to the adoption by the Company of the following registration statements on Form S-8 (collectively, the “Registration Statements”): (i) Registration No. 33-34694; (ii) Registration No. 333-25945; (iii) Registration No. 33-59739; (iv) Registration No. 333-77125; (v) Registration No. 333-88912; (vi) Registration No. 333-101524; (vii) Registration No. 333-119308; and (viii) Registration No. 333-134592. The Company hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  With respect to Registration Nos. 33-34694, 333-77125, 333-88912, 333-101524 and 333-134592, this is Post-Effective Amendment No. 1.  With respect to Registration Nos. 333-119308, 333-25945 and 33-59739, this is Post-Effective Amendment No. 2.  Registration fees were paid at the time of filing of the original Registration Statements.

In accordance with an undertaking contained in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, this Post-Effective Amendment hereby removes from registration all of the Preferred Stock Purchase Rights previously registered on Registration Nos. 33-59739, 333-77125, 333-88912 and 333-101524 and the Foster Wheeler-Bermuda Series B Convertible Preferred Shares previously registered on Registration No. 333-119308 that remain unsold under such registration statements as of the date hereof.  The respective registration statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company incorporates by reference the documents listed below and any documents it files in the future with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold:

1.               Foster Wheeler-Bermuda’s Annual Report on Form 10-K for the year ended December 28, 2007 filed on February 26, 2008;

2.               Foster Wheeler-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008 filed on May 7, 2008;

3.               Foster Wheeler-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2008 filed on August 6, 2008;

4.               Foster Wheeler-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2008 filed on November 5, 2008;

5.               Foster Wheeler-Bermuda’s Current Reports on Form 8-K filed on January 8, 2008, February 4, 2008, February 28, 2008, May 12, 2008, June 20, 2008, August 7, 2008, September 16, 2008, October 14, 2008, November 5, 2008, December 5, 2008, December 10, 2008, December 22, 2008, and January 27, 2009;

6.               The Company’s Current Report on Form 8-K filed on February 9, 2009; and

7.               The description of the Company’s registered shares contained in its Registration Statement on Form 8-A, as amended on February 9, 2009 (File No. 000-50740).

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Foster Wheeler AG (the “Company”) is a Swiss company.  Although this area of law is unsettled in Switzerland, the Company believes, based on the interpretation of certain leading Swiss legal scholars, that under Swiss law, the Company may indemnify its directors and officers unless the indemnification results from a breach of their duties, which breach constitutes gross negligence or intentional breach of duty. The Company’s articles of association make indemnification of directors and officers and advancement of expenses (except in cases where the Company is proceeding against an officer or director) to defend claims against directors and officers mandatory on the Company’s part to the fullest extent allowed by law. Under the Company’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the Company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. The Company may obtain such insurance from one or more third party insurers or captive insurance companies. The Company also expects to enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement (except in cases where we are proceeding against an officer or director) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that the Company will indemnify each director and executive officer against claims arising out of such director or executive officer’s service to the Company, except (i) in respect of any claim as to which the director or executive officer is adjudged in a final and non-appealable judgment to have committed an intentional or grossly negligent breach of his duties or (ii) in the case of fraud or dishonesty by the director or executive officer. The agreements further provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The Company’s board of directors (if a majority of the board is disinterested in the claim under which the officer or director is seeking indemnification) or an independent counsel will determine whether an indemnification payment or expense advance should be made in any particular instance and the executive officer or director seeking indemnification may challenge such determination. Indemnification and advancement of expenses generally will not be made in connection with proceedings brought by the indemnitee against the Company.  Swiss law permits us to purchase and maintain insurance for the benefit of any officer or director in respect of loss or liability attaching to him in respect of negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.  The Company has purchased and maintains a directors’ and officers’ liability policy for such a purpose.

Item 7.  Exemptions from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Articles of Association of Foster Wheeler AG (Filed as Exhibit 3.1 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

4.2	Organizational Regulations of Foster Wheeler AG (Filed as Exhibit 3.2 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

5.1	Opinion of Bär & Karrer as to the legality of the registered shares

10.1

Foster Wheeler Inc. Directors’ Stock Option Plan (Filed as Exhibit 99.1 to Foster Wheeler Ltd.’s post effective amendment to Form S-8 (Registration No. 333-25945-99), filed on June 27, 2001, and incorporated herein by reference.)

10.2	Amendment to Foster Wheeler Inc. Directors’ Stock Option Plan (Filed as Exhibit 10.1 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

10.3

1995 Stock Option Plan of Foster Wheeler Inc., as amended and restated as of September 24, 2004 (Filed as Exhibit 10.1 to Foster Wheeler Ltd.’s Form 10-Q for the quarter ended September 27, 2002 and incorporated herein by reference.)

10.4

Second Amendment to the 1995 Stock Option Plan of Foster Wheeler Inc., as amended and restated as of September 24, 2004 (Filed as Exhibit 10.2 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

10.5

Stock Option Agreement of Raymond J. Milchovich dated as of October 22, 2001 (Filed as Exhibit 10.13 to Foster Wheeler Ltd.’s Form 10-K for the fiscal year ended December 28, 2001, and incorporated herein by reference.)

10.6	Stock Option Agreement of Raymond J. Milchovich dated September 24, 2002 (Filed as Exhibit 10.2 to Foster Wheeler Ltd.’s Form 8-K filed on September 25, 2002 and incorporated herein by reference.)

10.7	Foster Wheeler Ltd. 2004 Stock Option Plan (Filed as Exhibit 10.2 to Foster Wheeler Ltd.’s Form 8-K, dated September 29, 2004 and filed on October 1, 2004, and incorporated herein by reference.)

10.8	Second Amendment to Foster Wheeler Ltd. 2004 Stock Option Plan (Filed as Exhibit 10.3 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

10.9	Foster Wheeler Ltd. Omnibus Incentive Plan (Filed as Exhibit 10.1 to Foster Wheeler Ltd.’s Form 8-K, dated May 9, 2006 and filed on May 12, 2006, and incorporated herein by reference.)

10.10	Second Amendment to Foster Wheeler Ltd. Omnibus Incentive Plan (Filed as Exhibit 10.4 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bär & Karrer (included in Exhibit 5.1)

23.3	Consent of Analysis, Research & Planning Corporation

23.4	Consent of Peterson Risk Consulting LLC

24.1	Power of Attorney

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on February 9, 2009.

FOSTER WHEELER AG

By:	/s/ Franco Baseotto
Name: Franco Baseotto
Title: Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman and Chief Executive	February 9, 2009
Raymond J. Milchovich	Officer (Principal Executive Officer)

/s/ Franco Baseotto	Executive Vice President, Chief Financial Officer and Treasurer	February 9, 2009
Franco Baseotto	(Principal Financial Officer)

/s/ Lisa Z. Wood	Vice President and Controller	February 9, 2009
Lisa Z. Wood	(Principal Accounting Officer)

*	Director	February 9, 2009
Eugene D. Atkinson

*	Director	February 9, 2009
Steven J. Demetriou

*	Director	February 9, 2009
Robert C. Flexon

*	Director	February 9, 2009
Jack A. Fusco

*	Director	February 9, 2009
Edward G. Galante

*	Director	February 9, 2009
Stephanie Hanbury-Brown

*	Director	February 9, 2009
Maureen B. Tart-Bezer

*	Director	February 9, 2009
James D. Woods

*By:	/s/ Franco Baseotto
Franco Baseotto
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Association of Foster Wheeler AG (Filed as Exhibit 3.1 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

4.2	Organizational Regulations of Foster Wheeler AG (Filed as Exhibit 3.2 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

5.1	Opinion of Bär & Karrer as to the legality of the registered shares

10.1

Foster Wheeler Inc. Directors’ Stock Option Plan (Filed as Exhibit 99.1 to Foster Wheeler Ltd.’s post effective amendment to Form S-8 (Registration No. 333-25945-99), filed on June 27, 2001, and incorporated herein by reference.)

10.2	Amendment to Foster Wheeler Inc. Directors’ Stock Option Plan (Filed as Exhibit 10.1 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

10.3

1995 Stock Option Plan of Foster Wheeler Inc., as amended and restated as of September 24, 2004 (Filed as Exhibit 10.1 to Foster Wheeler Ltd.’s Form 10-Q for the quarter ended September 27, 2002 and incorporated herein by reference.)

10.4

Second Amendment to the 1995 Stock Option Plan of Foster Wheeler Inc., as amended and restated as of September 24, 2004 (Filed as Exhibit 10.2 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

10.5

Stock Option Agreement of Raymond J. Milchovich dated as of October 22, 2001 (Filed as Exhibit 10.13 to Foster Wheeler Ltd.’s Form 10-K for the fiscal year ended December 28, 2001, and incorporated herein by reference.)

10.6	Stock Option Agreement of Raymond J. Milchovich dated September 24, 2002 (Filed as Exhibit 10.2 to Foster Wheeler Ltd.’s Form 8-K filed on September 25, 2002 and incorporated herein by reference.)

10.7	Foster Wheeler Ltd. 2004 Stock Option Plan (Filed as Exhibit 10.2 to Foster Wheeler Ltd.’s Form 8-K, dated September 29, 2004 and filed on October 1, 2004, and incorporated herein by reference.)

10.8	Second Amendment to Foster Wheeler Ltd. 2004 Stock Option Plan (Filed as Exhibit 10.3 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

10.9	Foster Wheeler Ltd. Omnibus Incentive Plan (Filed as Exhibit 10.1 to Foster Wheeler Ltd.’s Form 8-K, dated May 9, 2006 and filed on May 12, 2006, and incorporated herein by reference.)

10.10	Second Amendment to Foster Wheeler Ltd. Omnibus Incentive Plan (Filed as Exhibit 10.4 to Foster Wheeler AG’s Form 8-K filed on February 9, 2009 and incorporated herein by reference.)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bär & Karrer (included in Exhibit 5.1)

23.3	Consent of Analysis, Research & Planning Corporation

23.4	Consent of Peterson Risk Consulting LLC

24.1	Power of Attorney